UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☒	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Minerals Technologies Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Minerals Technologies Inc.
The Chrysler Building
405 Lexington Avenue
New York, NY 10174-0002

April 4, 2006

Dear Fellow Stockholder:

      You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Minerals Technologies Inc., which will be held on Wednesday, May 24, 2006, at 2:00 p.m., at 1 Highland Avenue, Bethlehem, Pennsylvania 18017.

      At this year's meeting, you will be asked to consider and to vote upon the election of three directors. Your Board of Directors unanimously recommends that you vote FOR the nominees.

      You will also be asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2006 fiscal year. The Board continues to be satisfied with the services KPMG LLP has rendered to Minerals Technologies Inc., and unanimously recommends that you vote FOR this proposal.

      The two items upon which you will be asked to vote are discussed more fully in the Proxy Statement. I urge you to read the Proxy Statement completely and carefully so that you can vote your interests on an informed basis.

      Your vote is important. Whether or not you plan to attend the meeting, and regardless of the number of shares you own, your representation and vote are very important and you should vote your shares. Therefore, I urge you to complete, sign, date and return the enclosed proxy card promptly in the accompanying postage prepaid envelope. All stockholders of record, and many street-name holders, may also vote by internet, or by touchtone telephone from the United States and Canada, using the instructions on the proxy card. If you return a signed proxy without marking it, it will be voted in accordance with management's recommendations. You may, of course, attend the Annual Meeting and vote in person, even if you have previously submitted a proxy.

Sincerely,

Paul R. Saueracker Chairman, President and Chief Executive Officer

This Proxy Statement is printed on paper containing precipitated calcium carbonate (“PCC”)
produced by Minerals Technologies Inc.

MINERALS TECHNOLOGIES INC.
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-0002

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

May 24, 2006

      The Annual Meeting of Stockholders of MINERALS TECHNOLOGIES INC., a Delaware corporation, will be held on Wednesday, May 24, 2006, at 2:00 p.m., at 1 Highland Avenue, Bethlehem, Pennsylvania 18017, to consider and take action on the following items:

(1) the election of three directors;

(2) a proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of Minerals Technologies Inc. for the 2006 fiscal year; and

(3) any other business that properly comes before the meeting, either at the scheduled time or after any adjournment.

      Stockholders of record as of the close of business on March 27, 2006, are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

Kirk G. Forrest Vice President, General Counsel and Secretary

New York, New York
April 4, 2006

IMPORTANT
Whether or not you plan to attend in person, please vote by completing and mailing the enclosed proxy. We ask you to mark your choices, sign, date and return the proxy as soon as possible in the enclosed postage prepaid envelope. Alternatively, all stockholders of record, and many street-name holders, can vote by internet, or by touchtone telephone from the United States and Canada, using the instructions on the proxy card. If you return a signed proxy without marking it, it will be voted in accordance with management’s recommendations. By promptly submitting a proxy, you will aid us in reducing the expense of additional proxy solicitation.

MINERALS TECHNOLOGIES INC.
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-0002

April 4, 2006

PROXY STATEMENT

      This proxy statement (“Proxy Statement”) contains information related to the annual meeting of stockholders (the “Annual Meeting”) of Minerals Technologies Inc. (the “Company”) to be held at 2:00 p.m. on Wednesday, May 24, 2006, at 1 Highland Avenue, Bethlehem, Pennsylvania 18017. Minerals Technologies Inc. is sending this Proxy Statement and form of proxy to its stockholders on or about April 4, 2006.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Why am I being sent these materials?

➢	Minerals Technologies Inc. is sending this Proxy Statement and form of proxy card to its stockholders to ask them to appoint proxies who will represent them at the Annual Meeting of Stockholders. If a quorum does not attend or is not represented by proxy, the meeting will have to be adjourned and rescheduled.

Who is asking for my proxy?

➢	The Board of Directors asks you to submit a proxy for your shares so that even if you do not attend the meeting, your shares will be counted as present at the meeting and voted as you direct.

What is the agenda for the Annual Meeting?

➢	At the Annual Meeting, stockholders will vote on two questions: the election of Dr. Kristina M. Johnson, Mr. Michael F. Pasquale and Dr. John T. Reid as members of the Board of Directors, and ratification of the appointment of KPMG LLP as our independent registered public accounting firm. Also, our management will make a brief presentation about the business of Minerals Technologies Inc., and representatives of KPMG LLP will make themselves available to respond to any questions from the floor.

The Board does not know of any other business that will be presented at the Annual Meeting. The form of proxy gives the proxies discretionary authority with respect to any other matters that come before the Annual Meeting, and if such matters arise the individuals named in the proxy will vote according to their best judgment.

How does the Board of Directors recommend I vote?

➢	The Board unanimously recommends that you vote for each of the nominees for director, Kristina M. Johnson, Michael F. Pasquale and John T. Reid, and for ratification of the appointment of KPMG LLP to continue as our auditors.

Who can attend the Annual Meeting?

➢	Any stockholder of Minerals Technologies Inc., employees, and other invitees may attend the Annual Meeting.

Who can vote at the Annual Meeting?

➢	Anyone who owned shares of our Common Stock at the close of business on March 27, 2006, the “Record Date,” may vote those shares at the Annual Meeting. Each share is entitled to one vote.

What constitutes a quorum for the meeting?

➢	According to the by-laws of Minerals Technologies Inc., a quorum for all meetings of stockholders consists of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote, present in person or by proxy. On the Record Date there were 19,882,940 shares of common stock issued and outstanding, so at least 9,941,471 shares must be represented at the meeting for business to be conducted.

Shares of common stock represented by a properly signed and returned proxy are treated as present at the Annual Meeting for purposes of determining a quorum, whether the proxy is marked as casting a vote or abstaining.

Shares represented by “broker non-votes” are also treated as present for purposes of determining a quorum. Broker non-votes are shares held in record name by brokers or nominees, as to which the broker or nominee (i) has not received instructions from the beneficial owner or person entitled to vote, (ii) does not have discretionary voting power under applicable New York Stock Exchange rules or the document under which it serves as broker or nominee, and (iii) has indicated on the proxy card, or otherwise notified us, that it does not have authority to vote the shares on the matter.

If a quorum does not attend or is not represented, the Annual Meeting will have to be postponed.

How many votes are required for each question to pass?

➢	The by-laws state that directors are to be elected by a plurality vote of the shares of stock present and entitled to vote, in person or by proxy. All other questions are determined by a majority of the votes cast on the question, except as otherwise provided by law or by the Certificate of Incorporation of Minerals Technologies Inc.

What is the effect of abstentions and broker non-votes?

➢	Abstentions and broker non-votes as to the election of directors will not affect the outcome of the election of directors. All other questions require a majority of votes cast in order to pass. All votes cast in favor of a given proposal, and all votes cast against it, are added together for a total sum of votes on that proposal. Abstentions and broker non-votes as to the proposal will not affect the outcome, because they will not be included in calculating the number of votes necessary for approval and will not count as votes cast for or against the question.

Who will count the votes?

➢	A representative of our transfer agent, Computershare Trust Company, N.A., will serve as inspector of election.

Who are Minerals Technologies Inc.’s largest stockholders?

➢	As of February 3, 2006, American Century Companies, Inc. owned 10.9%; Primecap Management Company owned 10.2%; Manning & Napier Advisors, Inc. owned 8.1%, Vanguard Horizon Funds—Vanguard Capital Opportunity Fund owned 7.8%, FMR Corp. owned 7.3%; Dimensional Fund Advisors Inc. owned 5.4% and State Street Bank and Trust Company owned 5.1% of our common stock. No other person owned of record, or, to our knowledge, owned beneficially, more than 5% of our common stock.

How can I cast my vote?

➢	You can vote by completing and mailing the enclosed proxy. We ask you to mark your choices, sign, date and return the proxy as soon as possible in the enclosed postage prepaid envelope.

All stockholders of record, and many street-name holders, can also vote by internet, or by touchtone telephone from the United States and Canada, using the instructions on the proxy card.

You can attend the Annual Meeting and vote your shares in person; if you do, you should bring the enclosed proxy card with you as proof of the number of shares you owned on the Record Date.

What if I submit a proxy but don’t mark it to show my preferences?

➢	If you return a properly signed proxy without marking it, it will be voted in accordance with management’s recommendations on all proposals.

What if I submit a proxy and then change my mind?

➢	If you submit a proxy, you can revoke it at any time before it is voted by submitting a written revocation or a new proxy, or by voting in person at the Annual Meeting. However, if you have shares held through a brokerage firm, bank or other custodian, you can revoke an earlier proxy only by following the custodian’s procedures.

Who is paying for this solicitation of proxies?

➢	Minerals Technologies Inc. pays the cost of this solicitation. In addition to soliciting proxies through the mail using this Proxy Statement, we may solicit proxies by telephone, facsimile, electronic mail and personal contact. These solicitations will be made by our regular employees without additional compensation. We have also engaged Morrow & Co., Inc. to assist in this solicitation of proxies, and we have agreed to pay that firm $4,000 for its assistance, plus expenses.

Where can I learn the outcome of the vote?

➢	The Corporate Secretary will announce the preliminary voting results at the Annual Meeting, and we will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2006.

CORPORATE GOVERNANCE

      The Board of Directors has established Corporate Governance Guidelines pursuant to which all members of the Board of Directors are expected to attend the Annual Meeting of Stockholders. The Board has established a code of ethics for the Company’s chief executive officer, chief financial officer, and chief accounting officer, entitled Code of Ethics for Senior Financial Officers. The Board has also established a code of business conduct and ethics for directors, officers and employees of the Company entitled Summary of Policies on Business Conduct. The Corporate Governance Guidelines, the Code of Ethics for Senior Financial Officers and the Summary of Policies on Business Conduct are posted on our website, www.mineralstech.com, under the link entitled “Corporate Governance” and are available in print to any stockholder who requests them by writing to Secretary, Minerals Technologies Inc., The Chrysler Building, 405 Lexington Avenue, New York, New York 10174-0002.

      The Board of Directors met seven times in 2005. Each of the directors attended at least 75% of the meetings of the Board and committees on which he or she served in 2005. At each regular meeting of the Board of Directors, the independent directors meet in executive session outside the presence of the non-independent directors or any member of management. These executive sessions are presided over by the chair of the committee that has primary responsibility for the principal matter to be discussed. If no specific topic is proposed for the executive session, then the position of presiding director rotates among the chairs of the Audit, Compensation, and Corporate Governance and Nominating committees.

      The Board has adopted the following categorical standards to guide it in determining whether a member of the Board can be considered “independent” for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange: A director will not be independent if, within the preceding three years:

➢	the director was employed by the Company, or an immediate family member of the director was employed by the Company, as an executive officer;
➢	the director or an immediate family member of the director received more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pensions or other forms of direct compensation for prior service (provided such compensation is not contingent in any way on continued service);
➢	the director was employed by or affiliated with the Company’s independent registered public accounting firm or an immediate family member of the director was employed by or affiliated with the Company’s independent registered public accounting firm in a professional capacity;
➢	the director or an immediate family member was employed as an executive officer of another company where any of this Company’s present executives served on that company’s compensation committee; and
➢	the director was an executive officer or an employee, or had an immediate family member who was an executive officer, of a company that made payments to, or received payments from, the Company for goods or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues.

      In the case of each director who qualifies as independent, the Board is aware of no relationships between the director and the Company and its senior management, other than the director’s membership on the Board of the Company and on committees of the Board. As a result of its application of the categorical standards and the absence of other relationships, the Board has affirmatively determined (with each member abstaining from consideration of his or her own independence) that none of the non-employee members of the Board violates the categorical standards or otherwise has a relationship with the Company and, therefore, each is independent. Specifically, the Board has affirmatively determined that Ms. Paula H. J. Cholmondeley, Mr. John B. Curcio, Mr. Duane R. Dunham, Mr. Steven J. Golub, Dr. Kristina M. Johnson, Mr. Joseph C. Muscari, Mr. Michael F. Pasquale, Dr. John T. Reid, Mr. William C. Stivers and Dr. Jean-Paul Vallès, comprising all of the non-employee directors, are independent.

Stockholder Proposals

      The following are Minerals Technologies Inc.’s procedures for considering stockholder nominations for election to the Board of Directors, as well as other items of business. While the Board has not established any minimum set of qualifications for membership on the Board, it is expected that candidates will have substantial business experience, some familiarity with the industries that Minerals Technologies Inc. serves, and an understanding and appreciation of the responsibilities of a company whose shares are listed on a national securities exchange.

      The Corporate Governance and Nominating Committee will consider nominations of candidates for director, and the Board of Directors will consider other items of business, that are proposed by stockholders. The Company’s by-laws describe the procedures that a stockholder must follow to nominate a candidate for director or to introduce an item of business at a meeting of stockholders. These procedures provide that nominations for directors and items of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Corporate Secretary of Minerals Technologies Inc. at The Chrysler Building, 405 Lexington Avenue, New York, NY 10174-0002. If intended to be considered at an annual meeting, the nomination or proposed item of business must be received not less than 70 days nor more than 90 days in advance of the first anniversary of the previous year’s annual meeting. Therefore, for purposes of the 2007 annual meeting, any nomination or proposal must be received between February 23 and March 15, 2007. With respect to any other meeting of stockholders, the nomination or item of business must be received not later than the close of business on the tenth day following the date of our public announcement of the date of the meeting. Under the rules of the Securities and Exchange Commission, if a stockholder proposal intended to be presented at the 2007 annual meeting is to be included in the proxy statement and form of proxy relating to that meeting, we must receive the proposal at the address above no later than 120 days before the anniversary of the mailing date of the Company's proxy statement in connection with the 2006 annual meeting. Therefore, for purposes of the 2007 annual meeting, any such proposal must be received by no later than December 5, 2006.

      The nomination or item of business must contain:

➢	The name and address of the stockholder giving notice, as they appear in our books (and of the beneficial owner, if other than the stockholder, on whose behalf the proposal is made);
➢	The class and number of shares of stock owned of record or beneficially by the stockholder giving notice (and by the beneficial owner, if other than the stockholder, on whose behalf the proposal is made);
➢	A representation that the stockholder is a holder of record of stock entitled to vote at the meeting, and intends to appear at the meeting in person or by proxy to make the proposal; and
➢	A representation whether the stockholder (or beneficial owner, if any) intends, or is part of a group which intends, to deliver a proxy statement and form of proxy to holders of at least the percentage of outstanding stock required to elect the nominee or approve the proposal and/or otherwise solicit proxies from stockholders in support of the nomination or proposal.

      Any notice regarding the introduction of an item of business at a meeting of stockholders must also include:

➢	A brief description of the business desired to be brought before the meeting;
➢	The reason for conducting the business at the meeting;
➢	Any material interest in the item of business of the stockholder giving notice (and of the beneficial owner, if other than the stockholder, on whose behalf the proposal is made); and
➢	If the business includes a proposal to amend the by-laws, the language of the proposed amendment.

Any nomination of a candidate for director must also include:

➢	A signed consent of the nominee to serve as a director, if elected;
➢	The name, age, business address, residential address and principal occupation or employment of the nominee;
➢	The number of shares of Minerals Technologies Inc. common stock beneficially owned by the nominee; and
➢	Any additional information that would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of that nominee as a director.

      Stockholders and any other interested parties may communicate by e-mail with the independent members of the Board at the following address: independent.directors@mineralstech.com. The independent members of the Board have direct access to all messages sent to this address; the messages are monitored by the office of the General Counsel of Minerals Technologies Inc. No message sent to this address will be deleted without the approval of the chair of whichever committee of the Board has primary responsibility for the principal subject matter of the message.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors has established, and approved formal written charters for, an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. The full texts of the charters of these three committees are available at our website, www.mineralstech.com, by clicking on “Corporate Governance” and are available in print to any stockholder who requests them by writing to Minerals Technologies Inc., The Chrysler Building, 405 Lexington Avenue, New York NY 10174-0002, Attn: Corporate Secretary.

The Audit Committee

      The Audit Committee consists of Mr. Stivers (Chair), Ms. Cholmondeley, Dr. Johnson, Mr. Pasquale and Dr. Reid, who are not employees of Minerals Technologies Inc. The Board of Directors has determined that each member of the Audit Committee is independent and financially literate in accordance with the rules of the New York Stock Exchange, as well as being independent under the rules of the Securities and Exchange Commission. The Board has also determined that each of Mr. Stivers, Chair of the Audit Committee, and Mr. Pasquale, is an “audit committee financial expert” for purposes of Section 407 of the Sarbanes-Oxley Act of 2002, and has “financial expertise” for purposes of the rules of the New York Stock Exchange.

      Ms. Cholmondeley serves as a member of the audit committees of more than three public companies. The Board has determined that such simultaneous service does not impair Ms. Cholmondeley’s ability to serve effectively on the Audit Committee.

      The Audit Committee met seven times in 2005.

      The primary duties of the Audit Committee are:

➢	To assist the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent registered public accounting firm; and (iv) the performance of the Company’s internal audit function and independent registered public accounting firm;
➢	To appoint, compensate, and oversee the work of any independent registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditors concerning financial reporting) for the purpose of preparing or issuing an audit report or related work. Each such independent registered public accounting firm shall report directly to the Committee; and

➢	To prepare the report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

      In addition to its regularly scheduled meetings, the Audit Committee is available either as a group or individually to discuss any matters that might affect the financial statements, internal controls or other financial aspects of the operations of Minerals Technologies Inc. The Chair of the Audit Committee may be reached at the following e-mail address: audit.chair@mineralstech.com.

The Compensation Committee

      The Compensation Committee currently consists of Mr. Muscari (Chair), Mr. Curcio, Mr. Dunham, Mr. Golub and Mr. Pasquale, who are not employees of Minerals Technologies Inc. The Board of Directors has determined that each of the members of the Compensation Committee is independent in accordance with the rules of the New York Stock Exchange. The Compensation Committee met seven times in 2005.

      The primary duties of the Compensation Committee are:

➢	To participate in the development of our compensation and benefits policies;
➢	To establish, and from time to time vary, the salaries and other compensation of the Company’s employee-directors and other elected officers; and
➢	To participate in top-level management succession planning.

      The Chair of the Compensation Committee may be reached at the following e-mail address: compensation.chair@mineralstech.com.

The Corporate Governance and Nominating Committee

      The Corporate Governance and Nominating Committee currently consists of Dr. Reid (Chair), Ms. Cholmondeley, Mr. Curcio, Mr. Dunham, Dr. Johnson and Dr. Vallès, who are not employees of Minerals Technologies Inc. The Board of Directors has determined that each of the members of the Corporate Governance and Nominating Committee is independent in accordance with the rules of the New York Stock Exchange. The Corporate Governance and Nominating Committee met six times in 2005.

      The primary duties of the Corporate Governance and Nominating Committee are:

➢	The identification of individuals qualified to become Board members and the recommendation to the Board of nominees for election to the Board at the next annual meeting of stockholders or whenever a vacancy shall occur on the Board;
➢	The establishment and operation of committees of the Board; and
➢	The development and recommendation to the Board of corporate governance principles applicable to the Company.

      The Corporate Governance and Nominating Committee monitors the composition of the Board to assure that it contains a reasonable balance of professional interests, business experience, financial experience, and independent directors. If the Committee determines that it is in the best interests of the Company to add new Board members, it will consider nominations from several sources, including nominations from sitting members of the Board, search firms and stockholders, made in accordance with the by-laws of the Company. All nominees will be evaluated in accordance with the specific needs of the Board and the Company, as determined from time to time by the Board. The Committee will use its best judgment in recommending to the Board nominees for election, without regard to the source of the nominations.

      The Chair of the Corporate Governance and Nominating Committee may be reached at the following e-mail address: governance.chair@mineralstech.com.

COMPENSATION OF DIRECTORS

Fees

      Each of the directors, other than Mr. Saueracker, who is the Chief Executive Officer and President of Minerals Technologies Inc., receives an annual retainer fee of $25,000 for serving as a director. Non-employee directors also receive a fee of $2,000 for each meeting of the Board they attend and $1,000 for each committee meeting they attend, except that a director who acts as the chair of a committee receives $1,500 for each committee meeting he or she chairs. Directors also receive compensation under the plans described below.

Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors

      Under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors, directors who are not employees of Minerals Technologies Inc. have the right to defer their fees. At each director’s election, his or her deferred fees will be credited to his or her account either as dollars or as units which have the economic value of one share of Minerals Technologies Inc. stock. Dollar balances in a director’s account bear interest at a rate of return equal to the rate of return for the Fixed Income Fund in the Minerals Technologies Inc. Savings and Investment Plan. If a director elects to have his or her deferred fees credited to his or her account as units, the number of units credited is calculated by dividing the amount of the deferred fees by the closing price of our common stock as of the last business day prior to the date on which the fees would otherwise be paid.

      Each non-employee director is credited with 500 units upon first joining the Board and with an additional 500 units each year as of the date of the Annual Meeting of Stockholders. In addition, non-employee directors serving on the Compensation and Corporate Governance and Nominating committees receive units totaling $6,000 in value each year, while the Chair of these committees receives units totaling $9,000 in value each year. Non-employee directors serving on the Audit Committee receive units totaling $9,000 in value each year, while the Chair of the Audit Committee receives units totaling $15,000 in value each year.

      The units in a director’s account are increased by the value of any dividends on our common stock. In the case of cash dividends, the units are increased by a number calculated by multiplying the cash dividend per share times the number of units in the director’s account on the related dividend record date and dividing the result by the closing market price of the common stock on the day prior to the dividend payment date. In the case of stock dividends, the units would be increased by a number calculated by multiplying the stock dividend per share times the number of units in the director’s account on the related dividend record date.

      At the time of the director’s termination of service on the Board, the amount held in his or her account is payable in cash only. Based on the director’s prior choice to accumulate dollars or units as described above, the director receives either (i) the amount of his or her deferred fees plus accrued interest, or (ii) an amount determined by multiplying the number of units in his or her account by the closing market price of the common stock on the last business day prior to the date of payment. Payments are made in a lump sum or in installments, at the election of the director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Mr. Golub, a director of Minerals Technologies Inc., is Managing Director and Vice Chairman of Lazard LLC (“Lazard”). Minerals Technologies Inc. has engaged Lazard to provide investment banking services from time to time with respect to a variety of financial matters. No such services were provided during 2005. Lazard acts as our broker in connection with our ongoing program of repurchases of a portion of our outstanding common stock. To obtain this business, Lazard in an arm’s-length transaction, agreed to meet a competitive bid structured as a fixed commission on each share repurchased. Payments by the Company to Lazard in connection with such brokerage services were approximately $39,550 during 2005.

      Mr. Muscari, a director of Minerals Technologies Inc., is Executive Vice President and Chief Financial Officer of Alcoa Inc. During 2005, Alcoa Inc. made a series of purchases of refractory products from Minerals Technologies Inc. totaling $105,347. In addition, during 2005 Alcoa Inc. made a series of sales of metallurgical raw materials to Minerals Technologies Inc. totaling $796,000. These transactions were entered into by Minerals Technologies Inc. pursuant to arm’s-length negotiations in the ordinary course of business and on terms that we believe to be fair.

      Dr. Vallès, a director of Minerals Technologies Inc., served as a member of the Board of Directors of Pfizer Inc. until June 2005. During 2005, Pfizer Inc. made a series of purchases of precipitated calcium carbonate from Minerals Technologies Inc. totaling $1,684,000. These transactions were entered into by Minerals Technologies Inc. pursuant to arm’s-length negotiations in the ordinary course of business and on terms that we believe to be fair.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AS OF FEBRUARY 3, 2006

Title of Class	Name and Address of Beneficial Owner(a)	Amount and Nature of Beneficial Ownership(b)		Percent of Class	Number of Units Owned(c)
Common	American Century Companies, Inc. 4500 Main Street, 9th Floor Kansas City, MO 64111	2,174,812	(d)	10.9%	—
	Primecap Management Company 225 South Lake Avenue Pasadena, CA 91101	2,048,100	(e)	10.2%	—
	Manning & Napier Advisors, Inc. 290 Woodcliffe Drive Fairport, NY 14450	1,625,327	(f)	8.1%
	Vanguard Horizon Funds— Vanguard Capital Opportunity Fund 100 Vanguard Blvd. Malvern, PA 19355	1,560,000	(g)	7.8%	—
	FMR Corp. 82 Devonshire Street Boston, MA 02109	1,460,500	(h)	7.3%	—
	Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,080,500	(i)	5.4%
	State Street Bank and Trust Company 225 Franklin Street Boston, MA 02110	1,020,735	(j)	5.1%	—
	P. R. Saueracker	206,602	(k)	1.0%	19,614
	J. A. Sorel	57,588	(l)	*	6,401
	K. L. Massimine	36,989	(m)	*	2,613
	A. F. Bouruet-Aubertot	25,848	(n)	*	619
	K. G. Forrest	1,316	(o)	*	60
	P. H. J. Cholmondeley	200		*	1,240
	J. B. Curcio	2,240		*	6,938
	D. R. Dunham	400		*	2,767
	S. J. Golub	3,396	(p)	*	12,769
	K. M. Johnson	200		*	4,499
	J. C. Muscari	300		*	1,164
	M. F. Pasquale	2,119	(q)	*	6,520
	J. T. Reid	1,250		*	5,251
	W.C. Stivers	500		*	2,608
	J.-P. Vallès	303,097	(r)	1.5%	6,380

(a)	The address of each director and officer is c/o Minerals Technologies Inc., The Chrysler Building, 405 Lexington Avenue, New York, NY 10174-0002.

(b)	Sole voting and investment power, except as otherwise indicated.

(c)	“Units,” which entitle the officer or director to a cash benefit equal to the number of units in his or her account multiplied by the closing price of our common stock on the business day prior to the date of payment, have been credited to Messrs. Saueracker, Sorel, Massimine, Bouruet-Aubertot and Forrest under the Nonfunded Deferred Compensation and Supplemental Savings Plan; and to

Ms. Cholmondeley, Messrs. Curcio, Dunham, Golub, Muscari, Pasquale, Stivers, Dr. Johnson, Dr. Reid and Dr. Vallès under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors (see “Compensation of Directors” above).

(d)	Based on a statement on Schedule 13G dated February 14, 2006 filed with the Securities and Exchange Commission on behalf of American Century Companies, Inc. a holding company, American Century Investment Management, Inc. (“ACIM”), an investment adviser, and American Century Capital Portfolios, Inc., an investment company. These securities are owned by various persons, including investment companies and separate institutional investor accounts that ACIM serves as an investment adviser.

(e)	Based on a statement on Schedule 13G dated February 14, 2006 filed with the Securities and Exchange Commission on behalf of Primecap Management Company, a registered investment adviser.

(f)	Based on a statement on Schedule 13G dated February 10, 2006 filed with the Securities and Exchange Commission on behalf of Manning & Napier Advisors, Inc., a registered investment adviser.

(g)	Based on a statement on Schedule 13G dated February 13, 2006 filed with the Securities and Exchange Commission on behalf of Vanguard Horizon Funds—Vanguard Capital Opportunity Fund, a registered investment adviser.

(h)	Based on a statement on Schedule 13G dated February 14, 2006 filed with the Securities and Exchange Commission on behalf of FMR Corp., a parent holding company and Edward C. Johnson 3d. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser, is the beneficial owner of these securities as a result of acting as investment adviser to various investment companies. One of these investment companies, Fidelity Growth Company Fund, owns 1,450,000 of these securities, amounting to 7.2% of the total outstanding shares of common stock of Minerals Technologies Inc. Members of the family of Edward C. Johnson, through their ownership of voting common stock representing 49% of the voting power of FMR Corp., may be deemed to form a controlling group with respect of FMR Corp. under the Investment Company Act of 1940. Neither FMR Corp. nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds.

(i)	Based on a statement on Schedule 13G dated February 6, 2006 filed with the Securities and Exchange Commission on behalf of Dimensional Fund Advisors Inc. (“Dimensional”), an investment adviser. These securities are owned by four investment companies and certain other commingled group trusts and separate accounts. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Dimensional may be deemed to be a beneficial owner of such securities; however, Dimensional expressly disclaims that it is, in fact, the beneficial owner of such securities.

(j)	Based on a statement on Schedule 13G dated February 13, 2006 filed with the Securities and Exchange Commission on behalf of State Street Bank and Trust Company (“State Street Bank”), a bank. For purposes of the reporting requirements of the Securities Exchange Act of 1934, State Street Bank may be deemed to be a beneficial owner of such securities; however, State Street Bank expressly disclaims that it is, in fact, the beneficial owner of such securities.

(k)	176,549 of these shares are subject to options which are exercisable currently or within 60 days.

(l)	51,262 of these shares are subject to options which are exercisable currently or within 60 days.

(m)	31,762 of these shares are subject to options which are exercisable currently or within 60 days.

(n)	23,368 of these shares are subject to options which are exercisable currently or within 60 days.

(o)	1,167 of these shares are subject to options which are exercisable currently or within 60 days.

(p)	296 of these shares are subject to options which are exercisable currently or within 60 days.

(q)	319 of these shares are subject to options which are exercisable currently or within 60 days.

(r)	75,757 of these shares are held by Dr. Vallès and his wife as joint tenants, and Dr. Vallès has shared investment and voting power with respect to those shares. 203,097 of these shares are subject to options which are exercisable currently or within 60 days.

 *  Less than 1%.

      As a group, our directors and officers (21 individuals) own 726,056 shares of common stock (including 552,135 shares subject to options which are exercisable currently or within 60 days), representing approximately 3.5% of the common stock, and 84,672 units.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely on a review of our records and of copies furnished to us of reports under Section 16(a) of the Securities Exchange Act of 1934, or written representations that no such reports were required, we believe that all reports required to be filed by our directors, officers and greater than 10% stockholders were timely filed.

REPORT OF THE COMPENSATION COMMITTEE ON
EXECUTIVE COMPENSATION

      The Compensation Committee Report, the Audit Committee Report, references to the independence of directors, and the Stock Performance Graph are not deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, are not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 as amended (the “Exchange Act”), and shall not be deemed incorporated by reference into any filings previously made or made in the future by our company under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that Minerals Technologies Inc. specifically incorporates any such information into a document that is filed.

      The following report of the Compensation Committee of the Board sets forth the Committee’s policies applicable to the executive officers of Minerals Technologies Inc.

This report is provided by the Compensation Committee of the Board of Directors. The members of the Compensation Committee are independent directors who are not employees of Minerals Technologies Inc., and none serves as a member of the compensation committee of any company that has an executive officer who also serves as a director of Minerals Technologies Inc. The members of the Committee satisfy all applicable requirements for a corporation listed on the New York Stock Exchange and are considered “independent” as that term has been defined by the Exchange.

The primary purpose of the Compensation Committee is to assist the Board of Directors in the discharge of its responsibilities to the stockholders by overseeing: (1) the executive compensation practices of the Company; (2) administration of the Company’s compensation and benefits programs for employees and non-employee members of the Board; (3) top-level management succession planning; and (4) the production of an annual report on executive compensation for inclusion in the Company’s annual proxy statement. The Committee retains an independent compensation consultant to review and make recommendations regarding the Company’s executive compensation programs. In 2005, the Committee held seven meetings.

Compensation Philosophy

The Compensation Committee believes that the compensation program for executive officers should reward the achievement of the short-term and long term objectives of Minerals Technologies Inc., and that compensation should be related to the value created for its stockholders. Furthermore, the program should reflect competitive opportunities and best practices in the marketplace.

The following objectives serve as guiding principles for the Committee:

➢	Provide a competitive total compensation opportunity that allows Minerals Technologies Inc. to attract, retain, motivate and reward highly skilled executives;
➢	Establish a strong pay-for-performance culture based on the achievement of key business objectives;

➢	Provide total remuneration for executives targeted to approximate the third quartile of the marketplace based on the attainment of high levels of performance; and
➢	Strengthen the linkage between executive and stockholder interests through the usage of equity awards and executive stock ownership.

The three key elements of this program are (1) annual base salary, (2) short-term incentive bonus opportunity, and (3) long term incentives. In establishing market levels of compensation, the Committee utilizes the services of an independent compensation consulting firm. Market levels are determined based on a review of compensation practices at a comparator group of specialty chemical companies, as well as general industry and chemical industry surveys of similar-sized companies. The comparator group includes the following 15 specialty chemical companies: Albermarle Corporation, Arch Chemicals, Inc., Cabot Corporation, Cytec Industries Inc., Ferro Corporation, H.B. Fuller Corporation, Georgia Gulf Corporation, Great Lakes Chemical Corporation, MacDermid, Inc., NL Industries, Inc., Octel Corporation, Omnova Solutions Inc., A. Schulman, Inc., Spartech Corporation and Wellman, Inc.

Base Pay

Base salaries are determined in accordance with the responsibilities of each officer, the officer’s tenure in position, performance and market data for the position; though no particular weight is assigned to any one factor. Each employee of Minerals Technologies Inc. receives an annual performance rating. The performance rating of the Chairman, President and Chief Executive Officer is assigned by the Compensation Committee and approved by the Board. The performance ratings of the other elected corporate officers, including those named in the Summary Compensation Table appearing in this Proxy Statement (the “principal executives”), are assigned by the Chairman, President and Chief Executive Officer, subject to review by the Compensation Committee.

Based on Company performance, general business outlook and industry compensation trends, management each year sets guidelines for corporate-wide average percentage compensation adjustments for all employees for the coming year. The percentage increase received by a particular employee is determined on the basis of the employee’s performance rating and current compensation level compared to similar marketplace positions. In recognition of Company performance in 2005, management recommended, and the Compensation Committee agreed, to make no adjustment in annual base salary at this time for principal executives.

Short Term Incentive Payment

The Company’s annual incentive component of its overall compensation program is designed to link the pay of senior executives to performance based on goals established at the beginning of each fiscal year. The short-term incentive bonus targets for officers are expressed as a percentage of base salary. Depending upon the extent to which the company’s performance during the year meets targets established earlier by the Compensation Committee, a bonus payment ranging from 0% (for performance of less than 85% of targets) up to 150% of base salary (for performance greater than 120%) is available to the Chief Executive Officer. At 100% of target performance, the 2005 target bonus for the Chief Executive Officer was 75% of salary. The bonus payments can range from 0% up to 120% of base salary for other principal executives. At 100% of target performance, the 2005 target bonus for other principal executives was 60% of salary. These payments, which are made in the following year, are shown as the Bonus for each principal executive in the year to which they are attributable in the Summary Compensation Table included in this Proxy Statement.

For 2005, Company performance was measured by operating income as compared to target, on a corporate and divisional basis. At the beginning of each year, the Board establishes a target and sets up a performance grid to measure at year-end the extent to which the targets are met. At year-end, the performance formula is applied to determine the level of the incentive payment to be received by each principal executive. The Committee then considers whether there are other factors that should also be taken into consideration in establishing the overall level of compensation of each principal executive. It will, for example, take into consideration actions that have been taken by management to benefit stockholders in the longer term that may have a negative impact on the factors and annual targets established. For 2005, the Company did not meet the minimum 85% performance threshold required for a payout of the corporate component of the annual incentive program. As a result, no incentive payouts were earned for those principal executives where all or part of incentives were based on corporate results. Partial incentive payouts were earned by certain senior executives based on performance of the Divisions they lead.

Long Term Incentive

The Company’s current long-term incentive program’s design and objectives are to:

➢	Provide competitive compensation opportunities that support the business plan of the company;
➢	Link pay to both business and stock price performance;
➢	Strengthen the linkage between executives and stockholders through share ownership; and
➢	Provide strong retention vehicles for key executives.

Under the 2001 Stock Award and Incentive Plan, the Company makes annual grants to principal executives based on competitive compensation levels and individual performance. The long term incentive program utilizes three vehicles: stock options, performance units, and performance-accelerated deferred restricted stock units (DRSU).

Three vehicles were utilized again in 2005 as part of the Company’s current long term incentive program in conjunction with the Company’s 2001 Stock Award and Incentive Plan:

➢	Stock options;
➢	Performance units; and
➢	Performance-accelerated deferred restricted stock units (“DRSUs”).

The target value of individual long term incentive awards granted in 2005 ranged from 70% of base salary up to 265% of base salary for the Company’s ten senior officers. Target values were determined based on Black-Scholes valuation of Company stock options, target payout of performance units and fair market value of DRSUs based on Company stock price. Target awards were determined based on factors such as current role, responsibility, experience, performance ratings for each senior executive, CEO’s assessment of each executive’s potential future impact on Company, competitive compensation opportunities at Company vs. marketplace and the target award’s impact on Company’s financial statements.

Stock Options

In order to focus executives on future stock price appreciation, stock options with an exercise price equal to the fair market value on the date of grant were awarded on February 23, 2005. These options have a ten-year term and vest in equal installments on each of the first three anniversaries from the date of grant. Stock options granted in 2005 represented 20% of the total target long term incentive opportunity awarded to senior executives. This percentage was decreased from 33% in 2004 and 2003 to reflect general marketplace trend of decreasing emphasis on stock options in total remuneration provided to executives.

Performance Units

In order to focus executives on key long term business performance metrics, performance units were granted in 2005. Performance units vest at the end of a three-year performance period. For the 2005-2007 performance period, the value of each performance unit is dependent on the Company’s average compound annual Net Sales growth and Operating Income Margins. If performance does not meet minimum threshold levels (75% of target), the unit will be worth $0. At target performance, a unit is worth $100 and may be worth up to $300 at maximum performance levels (greater than or equal to 125% of target). The performance unit value is paid out in cash at the end of the performance period. Performance units granted in 2005 represented 40% of the total target long term incentive opportunity awarded to senior executives. This percentage was increased from 33% in 2004 and 2003 to reflect increased focus on key financial performance metrics.

In 2003, the Committee granted performance units vesting on December 31, 2005 at the end of a three-year performance period with the value tied to the achievement of pre-established goals. Performance units are valued based on average Return on Capital Employed performance over the period. Vested performance units are paid out in cash at the end of the performance period. Based on the Company’s average Return on Capital Employed for the three-year period ending December 31, 2005, 54% of target performance units were earned.

Performance-Accelerated Deferred Restricted Stock Units

In order to align executives’ interests with stockholders and reward superior performance, the Company granted performance-accelerated DRSUs on February 23, 2005. DRSUs vest on the fifth anniversary after the date of grant. Based on performance, DRSUs may vest earlier. 50% of the DRSUs awarded to the executives will vest two years after the date of grant if the Company’s total stockholder return (“TSR”) exceeds the TSR of the S&P Midcap 400 Materials Index over the two-year performance period. All DRSUs will vest three years after the date of grant if the Company’s TSR exceeds the TSR of the S&P Midcap 400 Materials Index over the three-year performance period. Performance-accelerated DRSUs granted in 2005 represented 40% of the total target long term incentive opportunity awarded to senior executives. This percentage was increased from 33% in 2004 and 2003 to further align executives’ interests with stockholders, reward superior performance and increase retention. The vesting of DRSUs granted in 2003 and 2004 did not accelerate in 2005 based on TSR performance.

Share Retention Requirements

To further align the interests of management with the Company’s stockholders, the Committee established share retention requirements in connection with the 2005 long term incentive awards. 50% of the after-tax value of stock option exercise gains must be held in Company stock for a minimum of five years following exercise. In addition, 50% of any Company stock issued following the vesting of DRSUs must be retained by the recipient for a minimum of five years.

2005 Compensation For The Chief Executive Officer

In January of 2005, Mr. Saueracker received a salary increase to $675,000. This amount was made in consideration of his demonstrated leadership of the Company and competitive marketplace pay levels. As mentioned previously, due to the lack of achieving the specified threshold corporate Operating Income target in 2005, Mr. Saueracker did not receive an annual bonus. In connection with the 2005 long term incentive program, Mr. Saueracker received a target long term award value equal to 265% of salary. The long term awards consisted of a stock option grant of 17,300 shares, 7,200 performance units and 11,700 DRSUs.

As part of the 2003 performance unit grant previously described, in 2006 Mr. Saueracker received $195,600 (54% of target) based on the Company’s average Return on Capital Employed. In 2005, accelerated vesting of DRSUs based on TSR performance did not occur.

In addition, the Committee also reviewed the total compensation program for Mr. Saueracker, including pension benefits and the potential payments due upon termination under various scenarios.

At his request, Mr. Saueracker’s annual base salary was not increased in January 2006. This is in spite of the fact that Mr. Saueracker’s salary continues to be below targeted market levels.

Discretionary Authority Of The Committee

The Compensation Committee believes that the application of the procedures described above will generally result in fair and adequate compensation to each principal executive. However, the Compensation Committee also believes that no arbitrary formula is an adequate substitute for individual judgments in all cases, particularly in determining the value of a principal executive’s contribution to the success of the company. Therefore, the Committee may from time to time use its discretion in deviating from the above procedures (including, possibly, modifying the factors discussed above or varying their weighting) to set compensation levels for the principal executives and others that best serve the interests of the company and its stockholders.

Internal Revenue Code Section 162(m)

Internal Revenue Code Section 162(m) and regulations thereunder, which limit the deductibility of certain executive compensation in excess of $1,000,000, did not result in any disallowance of a deduction for compensation payments made by Minerals Technologies Inc. for the 2005 fiscal year. However, the Committee has determined that, in order to retain the discretion referred to in the previous paragraph; it reserves the right to make compensation payments that in part may not qualify for a tax deduction because of the limitations of Internal Revenue Code Section 162(m).

Joseph C. Muscari, Chair John B. Curcio Duane R. Dunham Steven J. Golub Michael F. Pasquale

Performance Graph

      This line graph compares Minerals Technologies Inc.’s cumulative total stockholder return with the S&P 500 Index, as a performance indicator for the overall stock market, and our peer group, the S&P Midcap 400 Materials Index, a published industry index.

      The starting point for the comparison is a hypothetical investment of $100 in our common stock and in each of the indexes at the close of the last trading day of 2000. The ending point is the close of the last trading day of 2005, at which time the price of our common stock was $55.89.

CUMULATIVE TOTAL STOCKHOLDER RETURN

Minerals Technologies Inc., S&P 500 Index, and S&P Midcap 400 Materials Index

200

180

160

140

120

100

80

60

40

20

0

12/00

12/01

12/02

12/03

12/04

12/05

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MINERALS TECHNOLOGIES INC.

S&P 500

S&P MIDCAP 400 MATERIAL SECTOR

	December 2000	December 2001	December 2002	December 2003	December 2004	December 2005

Minerals Technologies Inc.	100.00	136.76	126.80	174.48	197.11	165.70
S&P 500	100.00	88.12	68.64	88.33	97.94	102.75
S&P Midcap 400 Materials	100.00	112.22	105.97	129.41	161.69	162.19

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

      This table shows the cash and other compensation paid or accrued for services to Minerals Technologies Inc. and its subsidiaries by the Chairman, President and Chief Executive Officer, and by the four other most highly compensated executive officers who held such positions as of the end of 2005 (the “named executive officers”), for the three fiscal years ended December 31, 2005.

Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(a)	Deferred Restricted Stock Awards Value($)(b)	Securities Underlying Options (number of shares)	LTIP Payouts ($)(c)	All Other Compensation($)(d)
Paul R. Saueracker Chairman, President and Chief Executive Officer	2005 2004 2003	673,750 631,712 563,462	0 420,900 317,000	104,721 0 0	723,177 462,078 427,390	17,300 24,600 20,000	0 96,154 0	43,546 41,795 30,541
John A. Sorel Senior Vice President, Finance, Chief Financial Officer	2005 2004 2003	316,769 315,731 284,077	0 168,360 125,700	0 0 0	222,516 166,563 167,710	5,400 8,800 8,000	68,069 48,077 0	22,128 19,581 14,448
Kenneth L. Massimine Senior Vice President, Managing Director, Paper PCC	2005 2004 2003	312,654 305,096 268,616	0 143,724 127,100	0 0 0	278,145 193,428 221,012	6,600 10,300 10,000	68,069 48,077 0	20,978 19,211 13,616
Alain F. Bouruet-Aubertot Senior Vice President, Managing Director, Minteq International	2005 2004 2003	305,500 289,269 250,000	15,700 192,965 127,700	0 0 0	271,964 182,682 210,990	6,500 9,800 20,000	0 0 0	19,939 16,279 10,016
Kirk G. Forrest (e) Vice President, General Counsel and Secretary	2005 2004 2003	270,000 18,692 —	0 0 —	0 0 —	271,964 0 —	3,500 0 —	0 0 —	66,443 56,404 —

(a)	The amounts shown in this column represent the dollar value of performance units granted to the named executive officer in 2002 under Minerals Technologies Inc.’s long term incentive program payable in 2005 but deferred at the election of the named executive officer.

(b)	The amounts shown in this column as part of 2005 compensation represent the value of Deferred Restricted Stock Units (“DRSUs”) granted to each named executive officer on February 23, 2005, calculated by multiplying the number of DRSUs awarded by $61.81, the closing price of our common stock on the date of the grant. The number and value of each officer’s aggregated DRSU holdings at the end of 2005, calculated by multiplying the number of DRSUs held as of December 31, 2005 by $55.89, the closing price of our common stock on December 30, 2005, were as follows: Mr. Saueracker, 28,200 DRSUs ($1,576,098); Mr. Sorel, 9,800 DRSUs ($547,722); Mr. Massimine, 12,255 DRSUs ($684,932); Mr. Bouruet-Aubertot 11,700 DRSUs ($653,913); and Mr. Forrest, 4,400 DRSUs ($245,916). Dividends will not be paid on DRSUs. As of February 3, 2006, no DRSUs have vested.

(c)	The amounts shown in this column were paid out in 2005 and represent the dollar value of performance units granted to the named executive officers in 2002 under Minerals Technologies Inc.’s long term incentive program.

(d)	The amounts shown in this column as part of the compensation for Messrs. Saueracker, Sorel, Massimine, Bouruet-Aubertot and Forrest represent matching amounts contributed on their behalf to the Savings and Investment Plan and the Non-Funded Deferred Compensation and Supplemental Savings Plan. The amount shown in this column as part of the 2005 compensation of Mr. Forrest also includes $55,643 representing relocation expenses. The amount shown in this column as part of the 2004 compensation of Mr. Forrest is comprised of a $25,000 signing bonus and $31,404 representing relocation expenses.

(e)	Mr. Forrest was named Vice President, Deputy General Counsel and Assistant Secretary on December 6, 2004 and elected Vice President, General Counsel and Secretary on January 26, 2005.
*	None of the named executive officers received perquisites in excess of the lesser of $50,000 or 10% of combined salary and bonus for fiscal years 2005, 2004, or 2003.

EMPLOYMENT, TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

Employment Agreements

      In January 2002, Minerals Technologies Inc. entered into employment agreements with the following individuals for the indicated terms and for not less than the annual base salaries indicated: Mr. Saueracker, 24 months, $550,000; Mr. Sorel, 18 months, $265,000; Mr. Massimine, 18 months, $240,000; in November 2002 with Mr. Bouruet-Aubertot, 18 months, $250,000; and in November 2004, with Mr. Forrest, 18 months, $270,000. The term of each of these agreements is extended on the first day of each month for an additional month, unless either the employee or the employer gives the other written notice that the agreement should not be further extended. Each of the named executive officers may also receive salary increases and annual bonuses in amounts to be determined by the Board or the Compensation Committee. The agreements also entitle the named executive officers to participate in employee benefit plans and other fringe benefits that are generally available to our executive employees.

      Under the agreements, each named executive officer has agreed to comply with certain customary provisions, including covenants not to disclose our confidential information at any time and not to compete with our business during the term of the agreement and, subject to our continued payment of amounts under the agreement, for two years thereafter. We may terminate the employment agreements before the end of the specified term of employment for “cause” as defined in the agreements.

Severance Agreements

      Minerals Technologies Inc. has entered into severance agreements with certain of its executive officers, including each of the named executive officers. The agreements continue through December 31 of each year, and are automatically extended in one-year increments unless we choose to terminate them. If a change in control occurs, the severance agreements are effective for a period of four years from the end of the then existing term. These agreements are intended to provide for continuity of management in the event of a change in control of Minerals Technologies Inc.

      If, following a change in control, the executive is terminated by Minerals Technologies Inc. for any reason, other than for disability, death, retirement or for cause (as defined in the agreements), or if the executive terminates his or her employment for good reason (as defined in the agreements), then the executive is entitled to a severance payment of 2.99 times the executive’s base amount (as defined in the agreements). The severance payment generally will be made in a lump sum. For a period of up to two years following a termination that entitles an executive to severance payments, Minerals Technologies Inc. will provide life, disability, accident and health insurance coverage substantially similar to the benefits provided before termination, except to the extent such coverage would result in an excise tax being imposed under Section 4999 of the Internal Revenue Code.

      The agreements also provide that upon the occurrence of certain stated events that constitute a “potential change in control” of Minerals Technologies Inc., the executive agrees not to voluntarily terminate his employment with Minerals Technologies Inc. for a six-month period.

      Under the severance agreements, a change in control includes any of the following events unless approved by the Board: (i) we are required to report a “change in control” in accordance with the Securities Exchange Act of 1934; (ii) any person acquires 15% of our voting securities; (iii) a majority of our directors are replaced during a two-year period; or (iv) our stockholders approve a merger, liquidation or sale of assets.

2001 Stock Award and Incentive Plan

      The 2001 Stock Award and Incentive Plan provides that the Compensation Committee may exercise its discretion to accelerate the vesting of awards upon the employee’s retirement or upon a change in control of Minerals Technologies Inc. (as defined in the plan).

Retirement Plans

      Each of the named executive officers is entitled to benefits under the defined benefit pension plans which we maintain. The Retirement Plan is a tax qualified pension plan which pays retirement benefits within the limits prescribed by the Internal Revenue Code. The Nonfunded Supplemental Retirement Plan is an unfunded, non-tax qualified pension plan which pays retirement benefits in excess of such Code limits. For employees hired prior to January 1, 2002, benefits under the Retirement Plan and the Nonfunded Supplemental Retirement Plan are based upon an annuity equal to the greater of (i) 1.4% of a participant’s career earnings or (ii) 1.75% of a participant’s career earnings less 1.5% of primary Social Security benefits, multiplied by years of service up to 35 years. For purposes of this formula, a participant’s “career earnings” are based on the average earnings for the five highest consecutive calendar years prior to January 1, 1998, and on actual earnings for periods after December 31, 1997. For employees hired after January 1, 2002, benefits under the Retirement Plan and the Nonfunded Supplemental Retirement Plan are based upon a cash balance formula which credits such employees with annual pay credits equal to the employee’s pensionable earnings for the year multiplied by 5%. An employee’s cash balance account will also receive “interest credits” each year, based on a market rate of interest declared at the end of each year.

      Under the Retirement Plan and the Nonfunded Supplemental Retirement Plan, each of the named executive officers would be entitled to the following annual benefits after retirement: Mr. Saueracker, $202,862; Mr. Sorel, $151,712; Mr. Massimine, $114,528; Mr. Bouruet-Aubertot, $56,287 and Mr. Forrest, $16,561. This assumes that (i) payments will be made in the form of a 50% joint and survivor annuity; (ii) employment will be continued until normal retirement at age 65; and (iii) creditable compensation will continue at 2005 levels until retirement.

Grantor Trust

      In order to secure the benefits accrued under the Nonfunded Supplemental Retirement Plan and the Nonfunded Deferred Compensation and Supplemental Savings Plan (an unfunded, non-tax qualified plan which pays amounts in excess of the limits which the Internal Revenue Code imposes on benefits under our Savings and Investment Plan), Minerals Technologies Inc. has entered into an agreement establishing a grantor trust within the meaning of the Internal Revenue Code. Under the Grantor Trust Agreement, we are required to make certain contributions of cash or other property to the trust upon the retirement of individuals who are beneficiaries of those plans; upon the occurrence of certain events defined as constituting a “Change of Control” and in certain other circumstances.

Option Grants in Last Fiscal Year

      This table provides information on options granted to all of the named executive officers on February 23, 2005. The last two columns of the table show the potential realizable value of the options in each of two hypothetical cases. The first case assumes that the price of the stock increases at a rate of five % per year over the term of the options, which, in the case of the February 2005 grants, would result in a price of approximately $100.89 per share in 2015 and an increase in aggregate stockholder value of approximately $779 million. The second case assumes that the price of the stock increases at a rate of 10% per year over the term of the options, which, in the case of the February 2005 grants, would result in a price of approximately $160.66 per share in 2015 and an increase in aggregate stockholder value of approximately $1,973 million. The actual market value of the stock at any future date may, or may not, correspond to any of these hypothetical cases.

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options/SARs Granted (Number of Shares)(a)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/share)	Expiration Date	5%($)	10%($)
P. R. Saueracker	17,300	34.1%	61.94	Feb. 23, 2015	673,900	1,707,794
J. A. Sorel	5,400	10.7%	61.94	Feb. 23, 2015	210,350	533,069
K. L. Massimine	6,600	13.0%	61.94	Feb. 23, 2015	257,095	651,528
A. F. Bouruet-Aubertot	6,500	12.8%	61.94	Feb. 23, 2015	253,199	641,657
K.G. Forrest	3,500	6.9%	61.94	Feb. 23, 2015	136,338	345,507

(a)	One-third of the total number of options granted vests on each of the first, second and third anniversaries of the grant date.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table shows the value realized by each of the named executive officers upon exercise of options during 2005, measured using the price of our common stock on the day of exercise, and the value of the options held by each named executive officer at year-end, measured using the average of the high and low trading prices ($55.87) of our common stock on December 30, 2005.

			Number of Unexercised Options at Fiscal Year-end (number of shares)		Value of Unexercised In-the-Money Options at Fiscal Year-end($)
	Shares Acquired on Exercise (number of shares)	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
P. R. Saueracker	8,015	290,282	162,582	40,366	1,933,845	77,501
J. A. Sorel	0	0	46,529	13,932	709,188	29,624
K. L. Massimine	0	0	26,629	16,799	362,901	36,109
A. F. Bouruet-Aubertot	2,000	42,740	14,601	19,699	128,860	90,694
K. G. Forrest	0	0	0	3,500	0	0

Long Term Incentive Plan Awards in Last Fiscal Year

      The following table gives information concerning the participation of the named executive officers in the Company’s long term incentive plan as governed by the 2001 Stock Award and Incentive Plan. Under this plan, the named executive officers and certain other executives were awarded units whose value will be determined based on a non-discretionary formula which measures our performance over a three-year period using performance goals that were determined by the Compensation Committee and approved by the Board. The formula is based on the target growth in sales and operating income employed over the three-year period. If our performance is below the threshold level set forth in the plan, the value of the units will be zero. To the extent the Company’s performance exceeds the threshold performance level, the value of the units will increase up to the maximum amount of $300 per unit. The plan is also discussed in the Report of the Compensation Committee above.

			Estimated Future Payouts Under Non-Stock Price-Based Plans(1)
Name	Number of Units	Performance Period (or Other Period Until Maturation or Payment)	Threshold (2)($)	Target (3)($)	Maximum (4)($)
P. R. Saueracker	7,200	January 1, 2005–December 31, 2007	360,000	720,000	2,160,000
J. A. Sorel	2,200	January 1, 2005–December 31, 2007	110,000	220,000	660,000
K. L. Massimine	2,800	January 1, 2005–December 31, 2007	140,000	280,000	840,000
A. F. Bouruet-Aubertot	2,700	January 1, 2005–December 31, 2007	135,000	270,000	810,000
K. G. Forrest	1,500	January 1, 2005–December 31, 2007	75,000	150,000	450,000

(1)	The actual value of units that will be paid out at the end of the performance period, if any, cannot be determined because the value of units will be based upon the Company’s future growth in sales and operating income. If the Company’s performance is below the established threshold performance levels, then the value of the units will be zero. To the extent the Company’s performance exceeds the threshold performance level, the units will increase in value.

(2)	The threshold amount of each unit is $50.

(3)	The target amount of each unit is $100.

(4)	The maximum amount of each unit is $300.

ITEM 1—ELECTION OF DIRECTORS

      The Board of Directors is divided into three classes. One class is elected each year for a three-year term. This year the Board has nominated Kristina M. Johnson, Michael F. Pasquale, and John T. Reid, who are currently directors of Minerals Technologies Inc., to serve for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2009.

      The Board expects that the nominees will be available for election. If one or more nominees should become unavailable, your proxy would be voted for a nominee or nominees who would be designated by the Board, unless the Board reduces the number of directors.

      The Board of Directors unanimously recommends a vote FOR election of each of Kristina M. Johnson, Michael F. Pasquale and John T. Reid.

Name and Age as of the May 24, 2006 Meeting Date	Position, Principal Occupation, Business Experience and Directorships
NOMINEES FOR DIRECTOR FOR TERMS EXPIRING IN 2009
Kristina M. Johnson...49	Dean of the Edmund T. Pratt, Jr. School of Engineering at Duke University since 1999. Member of the Board from 1995 to 2002, and co-founder, of ColorLink Inc., a manufacturer of optical components for color projection television. Co-founder of KAJ, LLC, a patent and intellectual property licensing company. Member of the Board of Directors of Guidant Corporation since February 2004 and of AES Corporation since April 2004. Professor of Electrical and Computer Engineering at the University of Colorado from 1985 to 1999. Director of Minerals Technologies Inc. since 2000. Member of the Audit Committee and Corporate Governance and Nominating Committee of Minerals Technologies Inc.
Michael F. Pasquale...59	Business consultant since January 2001. Executive Vice President and Chief Operating Officer of Hershey Foods Corporation from February 2000 to December 2000. Prior to holding this position, Mr. Pasquale was Senior Vice President, Confectionery and Grocery of Hershey from 1999 to February 2000, President of Hershey Chocolate North America from 1995 to 1998, President of Hershey Chocolate USA from 1994 to 1995, and Senior Vice President and Chief Financial Officer of Hershey Foods Corporation from 1988 to 1994. Director of Minerals Technologies Inc. since 1992. Member of the Audit Committee and Compensation Committee of Minerals Technologies Inc.
John T. Reid...66	Adjunct Professor, Stern Business School, New York University 2001-2005. CEO of CityQuicker, a website providing information for expatriate executives and their families, from 2000 to 2001. Chief Technological Officer of Colgate-Palmolive Company, a global manufacturer of consumer products, from 1997 to 2000. Member of the Board of Directors, and of the Executive Committee and Audit Committee, of Center for Global Development since 2001. Member of the Board of Directors, and Treasurer of Citizens' Committee for Children since 2002. Director of Readers' Digest Association since 2005. Member of the Audit Committee of Readers' Digest Association. Director of Minerals Technologies Inc. since February 2003. Chair of the Corporate Governance and Nominating Committee and member of the Audit Committee of Minerals Technologies Inc.

Name and Age as of the May 24, 2006 Meeting Date	Position, Principal Occupation, Business Experience and Directorships
DIRECTORS WHOSE TERMS EXPIRE IN 2008
Paula H. J. Cholmondeley...59	Business consultant since January 2004. Vice President and General Manager, Specialty Products from 2000 to 2004 of Sappi Fine Paper, North America, a producer of coated fine paper. Member of the Board of Directors of Dentsply International Inc. since August 2001, of Terex Corporation since June 2004, of Ultralife Batteries Inc. since June 2004 and of Albany International Corp. since February 2005, and also a member of their respective audit committees. Independent trustee of Gartmore Mutual Funds since June 2000 and member of its audit committee. Director of Minerals Technologies Inc. since January 2005. Member of the Audit Committee and Corporate Governance and Nominating Committee of Minerals Technologies Inc.
Duane R. Dunham...64	Retired President and Chief Operating Officer of Bethlehem Steel Corporation since January 2002. Chairman and Chief Executive Officer of Bethlehem Steel from April 2000 to September 2001. President and Chief Operating Officer from 1999 to April 2000 and President of the Sparrows Point division from 1993 to 1999. Director of Bethlehem Steel Corporation from 1999 to 2001. Director of Minerals Technologies Inc. since 2002. Member of the Compensation Committee and Corporate Governance and Nominating Committee of Minerals Technologies Inc.
Steven J. Golub...60	Vice Chairman and Chairman of the Financial Advisory Group since 2005 and Managing Director since 1986 in the investment banking firm of Lazard LLC. Director of Minerals Technologies Inc. since 1993. Member of the Compensation Committee of Minerals Technologies Inc.
Jean-Paul Vallès...69	Chairman Emeritus of the Board since October 2001 and Chairman of the Board of Minerals Technologies Inc. from 1989 to October 2001. Chief Executive Officer of Minerals Technologies Inc. from 1992 to December 2000. Member of the Corporate Governance and Nominating Committee of Minerals Technologies Inc.

Name and Age as of the May 24, 2006 Meeting Date	Position, Principal Occupation, Business Experience and Directorships
DIRECTORS WHOSE TERMS EXPIRE IN 2007
John B. Curcio...71	Retired Chairman of the Board and Chief Executive Officer, Mack Trucks, Inc. Vice Chairman and a Director of Harvard Industries Inc., a manufacturer of automotive accessories, from 1985 to 1993. Member of the Board of Directors of Bethlehem Steel Corporation from 1988 to 2003. Member of the Board of Directors of Integrated Component Systems, Inc. from 1993 to 2003. Member of the Boards of Directors and Vice Chairman of the Board of Dallas Mavis Specialized Carrier Co. and of Jupiter Logistics de Mexico, S.A. de C.V. from 1992 to 2003. Director of Minerals Technologies Inc. since 1992. Member of the Compensation Committee and Corporate Governance and Nominating Committee of Minerals Technologies Inc.
Joseph C. Muscari...59	Executive Vice President and Chief Financial Officer from 2005 to present of Alcoa Inc., a producer of aluminum and aluminum products and components and other consumer products. Group President—Rigid Packaging, Foil & Asia from 2004 to 2005; Executive Vice President and Group President, Asia & Latin America from 2001 to 2004; and Vice President Environment, Health, Safety, Audit and Compliance from 1997 to 2001 of Alcoa Inc. Director of Aluminum Corporation of China Limited since June 2002. Director of Minerals Technologies Inc. since January 2005. Chair of the Compensation Committee of Minerals Technologies Inc.
Paul R. Saueracker...64	Chairman of the Board of Minerals Technologies Inc since October 2001. Chief Executive Officer of Minerals Technologies Inc. since December 31, 2000. President of Minerals Technologies Inc. since August 2000. Senior Vice President from 1999 to 2000. Vice President from 1994 to 1999. President and Chief Executive Officer of Specialty Minerals Inc. from 1994 to 2001. Member of the Board of Directors of the National Association of Manufacturers, Washington, D.C. Former Member of the Board of Trustees of the Institute of Paper Science and Technology, Atlanta, Georgia. Director of Minerals Technologies Inc. since 2000.
William C. Stivers...67	Retired Executive Vice President of Weyerhaeuser Company, serving as Chief Financial Officer from 1990 to 2003, Treasurer from 1972 to 1990 and a director and/or officer of various Weyerhaeuser subsidiaries and affiliates. Former member of the Board of the Factory Mutual Insurance Company, Chairman of its Finance Committee, and a member of its Audit Committee. Assistant Vice President and Vice President of First Interstate Bank of California (formerly United California Bank) from 1962 to 1970. Member of the Financial Executives Institute. Past Chairman of St. Francis Hospital and a past member of Chase Manhattan Bank's National Advisory Board. Director of Minerals Technologies Inc. since 2003. Chair of the Audit Committee of Minerals Technologies Inc.

ITEM 2—RATIFICATION OF APPOINTMENT OF AUDITORS

      The Audit Committee of the Board has appointed KPMG LLP to serve as our independent registered public accounting firm for the current fiscal year, subject to the approval of the stockholders. KPMG LLP and its predecessors have audited the financial records of the businesses that comprise Minerals Technologies Inc. for many years. We consider the firm well qualified.

      We expect that representatives of KPMG LLP will be present at the Annual Meeting of Stockholders. These representatives will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.

      The Board of Directors unanimously recommends a vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2006 fiscal year.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The Audit Committee operates in accordance with a written charter, which was adopted by the Board. A copy of that charter is attached as Appendix 1 to this Proxy Statement.

      As part of fulfilling its oversight responsibility, the Audit Committee reviewed and discussed with management the audited financial statements of the Company, including the audit of management's assessment of, and the effective operation of, internal control over financial reporting, for the fiscal year ended December 31, 2005. In addition, the Audit Committee discussed with the Company's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

      The Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the auditors any relationships that may impact their objectivity and independence.

Principal Accounting Fees And Services

      The Company incurred the following fees for services performed by KPMG LLP in fiscal years 2005 and 2004:

	2005	2004
Audit Fees	$2,573,000	$2,604,000
Audit Related Fees	67,000	337,500
Tax Fees	95,000	249,500
All Other Fees	—	—

Total Fees	$2,735,000	$3,191,000

      Audit Fees. Audit fees are fees the Company paid to KPMG LLP for professional services for the audit of the Company's consolidated financial statements included in the Annual Report on Form 10-K, including fees associated with the audit of management's assessment of, and the effective operation of, internal control over financial reporting, and review of financial statements included in Quarterly Reports on Form 10-Q, or for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

      Audit Related Fees. Audit related fees are billed by KPMG LLP for assurance and related services that are reasonably related to the audit or review of the Company's financial statements, including due diligence and benefit plan audits.

      Tax Fees. Tax fees are fees billed by KPMG LLP for tax compliance, tax advice and tax planning.

      All Other Fees. All other fees are fees billed by KPMG LLP to the Company for any services not included in the first three categories.

      Pre-Approval Policy. During fiscal year 2005, the Audit Committee established a policy to require that it approve all services provided by its independent registered public accounting firm before the independent registered public accounting firm provides those services. The Audit Committee has pre-approved the engagement of the independent registered public accounting firm for audit services, audit-related services, tax services and all other fees within defined limits. The percentage of fees paid to KPMG LLP for services that were approved by the Audit Committee in accordance with its pre-approval policy is 100% with respect to fiscal year 2005.

      The Audit Committee considered all these services in connection with KPMG LLP's audits of the Company's financial statements, management's assessment of internal control over financial reporting, and the effective operation of internal control over financial reporting for the fiscal years ended December 31, 2005 and 2004, and concluded that they were compatible with maintaining KPMG LLP's independence from the Company in the applicable periods.

      Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

William C. Stivers, Chair Paula H. J. Cholmondeley Kristina M. Johnson Michael F. Pasquale John T. Reid

By Order of the Board of Directors,

Kirk G. Forrest Vice President, General Counsel and Secretary

[THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX 1

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF MINERALS TECHNOLOGIES INC.

I. PURPOSE

      The primary purposes of the Audit Committee (the “Committee”) are to:

1.	Assist the Board of Directors (the “Board”) in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent auditor; and (iv) the performance of the Company’s internal audit function and independent auditor;
2.	Appoint, compensate, and oversee the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor concerning financial reporting) for the purpose of preparing or issuing an audit report or related work. Each such registered public accounting firm shall report directly to the Committee; and
3.	Prepare the report of the Committee that the rules of the Securities and Exchange Commission (the “Commission”) require be included in the Company’s annual proxy statement.

      To fulfill these purposes, the Committee shall have the powers and responsibilities enumerated in Sections IV and V, below, and shall be provided by the Company with appropriate funding for (i) compensation of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation of any advisers employed by the Committee under item 32 of Article V, below; and (iii) ordinary administrative expenses of the Committee that are necessary and appropriate in carrying out its duties.

II. MEMBERSHIP

      The Committee shall be composed of three or more directors as determined by the Board, each of whom shall be independent and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. For purposes of determining whether or not a director is independent, the Board shall, at a minimum, apply the standards set forth in Section 303A of the Listed Company Manual of the New York Stock Exchange (the “NYSE Manual”) and Section 301 of the Sarbanes-Oxley Act of 2002 (the “Act”). All members of the Committee shall have a working familiarity with basic finance and accounting practices and must be financially literate, as such qualification is interpreted by the Board, and at least one member of the Committee shall be an “audit committee financial expert” as defined by the Commission. Committee members may enhance their familiarity with finance and accounting by participating in educational programs. No member of the Committee may serve on the audit committees of more than three public companies, including the Committee unless the Board determines that such simultaneous service does not impair such member’s ability to serve effectively on the Committee.

      The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board, and at such other times as vacancies may occur, and shall serve until the next annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communications, the Committee should meet at least annually with management, the director of the internal auditing department, and the independent auditor in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee, or at least the Chair, should meet with the independent auditor and management quarterly to review the Company’s Form 10-Q and the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, prior to their filing or prior to the release of earnings reports.

IV. GENERAL POWERS

      The general powers of the Audit Committee shall be to:

1.	Oversee management’s maintenance of the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;
2.	Oversee management’s establishment and maintenance of processes to assure that an adequate system of internal control is functioning within the Company; and
3.	Oversee management’s establishment and maintenance of processes to assure compliance by the Company with all applicable laws, regulations, and Company policies.

V. SPECIFIC DUTIES AND RESPONSIBILITIES

      The specific duties and responsibilities of the Audit Committee shall be to:

1.	Hold such regular meetings as may be necessary and such special meetings as may be called by its Chair or at the request of the public accounting firm serving as the Company’s independent auditor or of the Company’s Controller;
2.	Create an agenda for the ensuing year;
3.	Review the performance of the Company’s independent auditor and retain them, subject to shareholder ratification, if applicable; request from the independent auditor annually, a formal written statement delineating all relationships between the independent auditor and the Company, consistent with the provisions of the Act and the NYSE Manual; discuss with the independent auditor any such disclosed relationships and their impact on the independent auditor’s independence; take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence; and terminate the independent auditor when and if such action shall, in the opinion of the Committee, be appropriate;
4.	Review and evaluate the lead partners of the independent auditor team and ensure the rotation of audit partners as required by law;
5.	Confer with the independent auditor and the internal auditing department concerning the scope of their examinations of the books and records of the Company and its subsidiaries; review and approve the independent auditor’s annual engagement letter; review and approve the Company’s internal audit charter, annual audit plans and budgets; direct the attention of the auditor to specific matters or areas deemed by the Committee or the auditor to be of special significance; and authorize the auditor to perform such supplemental reviews or audits as the Committee may deem desirable;
6.	Review with management, the independent auditor, and the internal auditing department, jointly or separately as the Committee deems appropriate, significant risks and exposures, audit activities, and significant audit findings, and regularly review with the independent auditor any audit problems or difficulties and management’s response thereto;
7.	Review the range and cost of audit and non-audit services proposed to be performed by the independent auditor and approve in advance any such services. The authority to pre-approve such services may be delegated to one or more Committee members, who shall report any pre-approved decision to the full Committee at its next regularly scheduled meeting;
8.	Report the pre-approval of any permitted non-audit services to management for disclosure in the Company’s periodic reports;

9.	Make itself available during the course of the audit or at other times, either as a group or individually, to discuss any matters that might affect the financial statements, internal controls or other financial aspects of the operations of the Company or its subsidiaries;
10.	Review with the independent auditor any comments on accounting procedures and systems of control and all audit findings at all Company locations subsequent to the completion of the audit; and review with the independent auditor any questions, comments or suggestions they may have relating to the internal controls, accounting practices or procedures of the Company or its subsidiaries;
11.	Review with management and the independent auditor the Company’s annual audited financial statements (and the independent auditor’s opinion with respect to such financial statements), and its quarterly financial statements, including the nature and extent of any significant changes in accounting principles or the application thereof and the matters required to be discussed by SAS No. 61;
12.	Make or cause to be made, from time to time, such other examinations or reviews as the Committee may deem advisable with respect to the adequacy of the systems of internal control and accounting practices of the Company and its subsidiaries and with respect to current accounting trends and developments, take such action with respect thereto as it shall deem appropriate;
13.	Review the results of audits conducted by the independent auditor and the internal auditors regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries, ensure that programs are in place to implement all accepted recommendations made by the independent auditor and the internal auditor, and review the correction of any controls deemed to be deficient;
14.	Provide an independent, direct line of communication between the Board, the independent auditor, and the internal auditing department;
15.	Review the adequacy of internal controls and procedures related to executive travel and entertainment;
16.	Review with appropriate Company personnel the actions taken to ensure compliance with the Company’s Summary of Policies on Business Conduct and the results of confirmations and violations of those policies;
17.	Review the programs and policies of the Company designed to ensure compliance with applicable laws and regulations, including, but not limited to, the Federal Corrupt Practices Act, and monitor the results of these compliance efforts;
18.	Review the Company’s procedures to monitor its compliance with applicable loan and indenture covenants and restrictions;
19.	Report to the entire Board following the Committee’s meetings and activities and inform the Board of any issues that have arisen with respect to the quality or integrity of the Company’s financial statements, with respect to its compliance with legal or regulatory requirements, or with respect to the performance of its independent or internal auditors;
20.	Maintain minutes or other records of its meetings and activities;
21.	Review the powers of the Committee annually and report and make recommendations to the Board on these responsibilities;
22.	Conduct or authorize investigations into any matters within its scope of responsibilities and utilizing the assistance of independent counsel, accountants, or other professionals as it may, in its sole discretion, determine to be advisable;
23.	Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as it may, in its sole discretion, determine to be advisable;

24.	Obtain and review, at least annually, a report by the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company that would be relevant to a determination of the auditor’s independence;
25.	Discuss the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management Discussion and Analysis of Financial Condition and Results of Operations,” with management and the independent auditor;
26.	Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls and any fraud involving management or other employees who have a significant role in the Company’s internal controls;
27.	Discuss earnings press releases, including use of “proforma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies;
28.	Discuss policies with respect to risk assessment and risk management separately and with management;
29.	Meet separately, periodically, with each of management, the internal auditors, and the independent auditor;
30.	Establish clear hiring policies for employees or former employees of the independent auditor;
31.	Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
32.	As appropriate, obtain advice and assistance from outside legal, accounting, or other advisers;
33.	At least annually, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval, and
34.	Conduct an annual review of the Committee’s own performance.

This Proxy Statement is printed on paper containing precipitated calcium carbonate (“PCC”)
produced by Minerals Technologies Inc.

Appendix 1

Proxy - Minerals Technologies Inc.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints K.G. Forrest and J.A. Sorel, or either of them, as Proxies to vote at the Annual Meeting of Stockholders of Minerals Technologies Inc. on May 24, 2006 and any adjournments or postponements thereof, on matters which may properly come before the Annual Meeting, in accordance with and as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is acknowledged.

The proxies will vote shares in accordance with your directions on this card. If you do not indicate your choices on this card, the Proxies will vote your shares FOR all proposals.

PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot.

You vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares should be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. You may also vote your shares by telephone or via the Internet. If you choose to vote by telephone or via the Internet, you do not need to return the attached card.

If you are a participant in the Minerals Technologies Inc. Savings and Investment Plan, you may direct the Trustee how to vote the shares allocated to your account under the Plan. If you do not direct the Trustee, the Trustee will vote any undirected shares in the same proportion as those for which it has received intructions. As a participant in the Plan, your vote remains confidential.

You vote must be received prior to the Annual Meeting of Stockholders on May 24, 2006.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Minerals Technologies Inc.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

	To vote using the Telephone (within U.S. and Canada)		To vote using the Internet

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 24, 2006.

THANK YOU FOR VOTING

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	☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	123456	C0123456789	12345

A	Election of Directors		PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE
AND INTERNET VOTING INSTRUCTIONS.
1. Nominees.

	For	Withhold

01 - Kristina M. Johnson	☐	☐

02 - Michael F. Pasquale	☐	☐

03 - John T. Reid	☐	☐

B		Issues
The Board of Directors recommends a vote FOR the following proposal.

			For	Against	Abstain
2. Ratification of appointment of independent registered public accounting firm.			☐	☐	☐

Comments

Mark this box with an X if you have made comments below.			☐

C		Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer, who should state his or her title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

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